Exhibit 99.13(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form N-2/A filed with the SEC on May 26, 2021 of our report dated February 28, 2023, relating to the financial statements and financial highlights of ArrowMark Financial Corp., for the year ended December 31, 2022, which appear in this Form N-CSR.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 1, 2023